Exhibit 99.1

Babcock & Wilcox Announces Second Quarter 2013 Results

- Revenues of $886.1 million, Increased 3.9%
- GAAP Earnings per Share of $0.65, Adjusted Earnings per Share of $0.72
- Quarterly Dividend of $0.08 per share

CHARLOTTE, N.C.--(BUSINESS WIRE)--August 7, 2013--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported second quarter 2013 revenues of $886.1 million, an increase of $33.5 million, or 3.9%, from the second quarter of 2012. GAAP earnings per share for the second quarter of 2013 were $0.65 compared to $0.65 in the second quarter of 2012. Adjusted earnings per share for the second quarter of 2013, which excludes the impact of $12.2 million of restructuring charges, were $0.72, an increase of $0.07, or 10.8%, versus the second quarter of 2012.

During the second quarter of 2013, the Company repurchased 2.5 million shares of its common stock at a cost of $68.8 million. Through June 30, 2013, the Company has repurchased a total of 8.5 million shares at a cost of $222.4 leaving approximately $277.6 million of capacity remaining under its previously announced $500 million share repurchase authorization.

Recent Highlights

  Announced $366 Million Contract for Naval Reactors Materials Procurement
  Awarded Contract for 2nd Virginia Class Submarine in 2013
  Awarded $154 Million Contract for an Environmental Systems Project for a Western U.S. Utility
  Project Joint Venture Awarded $110 Million Contract to Replace Equipment at Iowa Power Plant
  Awarded $40 Million Contract for Denmark Waste-to-Energy Plant

Results of Operations

Consolidated revenues for the second quarter of 2013 were $886.1 million, an increase of $33.5 million, or 3.9%, from the second quarter of 2012. Revenues in the Nuclear Operations segment increased by $65.6 million compared to the prior year period, primarily driven by the timing of activity in the manufacturing of nuclear components for US government programs. Second quarter 2013 revenues of the Power Generation segment decreased by $25.8 million versus the same period in 2012, largely as a result of revised percentage-of-completion estimates for a project on which we recognized contract losses during the quarter. Bookings for the 2013 second quarter totaled $766.2 million, an increase of 25.4% compared to $610.8 million booked in the prior year period.

Operating income for the second quarter of 2013 was $98.7 million, a decrease of $11.4 million from the second quarter of 2012. Compared to the prior year, the mPower and Nuclear Operations segments reported increases in operating income of $31.6 million and $10.3 million, respectively, which were offset by decreases in the operating income of the Power Generation, Nuclear Energy and Technical Services segments of $27.6 million, $12.4 million and $3.7 million, respectively. The mPower segment improvement was attributable to the recognition of the cost-sharing award from the Department of Energy (DOE) under the Cooperative Agreement. The decrease in the Power Generation segment operating income was driven by the recognition of $30.2 million of additional contract losses related to revised estimated costs to complete a biomass boiler project largely due to unforeseen worksite conditions, for which losses previously were recorded in the fourth quarter of 2012. The decrease in operating income of the Nuclear Energy segment was primarily attributable to an $18.1 million gain from a contract settlement agreement recognized in the prior year quarter.

Included in operating income for the second quarter 2013 were $12.2 million of special charges for restructuring activities related to our Global Competitiveness Initiative (GCI). Excluding the restructuring charges, adjusted operating income for the second quarter of 2013 was $110.9 million, an increase of $0.8 million compared to the same period in 2012.

“Overall, B&W’s second quarter results reflect solid performances across our business units, highlighted by improved bookings and revenue, as well as the benefit of the DOE grant,” said E. James Ferland, President and Chief Executive Officer of B&W. “What would have been an exceptionally strong quarter for operating income and margin was impacted by the recognition of significant losses on a single project. Claims against the customer are substantial in value and any recovery of these additional losses will be realized in future periods.”

“In addition, we have made outstanding progress on our GCI initiatives and now believe this program will exceed our initial expectations of $40 million to $50 million in total annual cost savings as we continue to identify opportunities to streamline operations and reduce overhead expenses,” Ferland concluded.

Quarterly Dividend

On August 6, 2013, the Company declared a quarterly cash dividend of $0.08 per common share. The dividend will be payable on September 10, 2013 to shareholders of record on August 20, 2013.

Liquidity

The Company’s cash and investments position, net of debt, was $358.7 million at the end of the second quarter of 2013, a decrease of $56.2 million compared to $414.9 million at the end of the first quarter of 2013. During the quarter, the Company repurchased common shares totaling $68.8 million, contributed $15.0 million to its pension plans and paid dividends of $9.0 million. In addition to net cash, the Company maintains a $700.0 million revolving credit agreement with $552.2 million of availability as of the end of the second quarter.

Outlook for the Remainder of 2013

The Company now expects 2013 consolidated revenues to be between $3.4 billion and $3.5 billion. The Company reaffirms its expectation that adjusted earnings per share for the full year 2013 will be between $2.25 and $2.45. Adjusted earnings per share exclude GCI restructuring charges and the year-end mark-to-market adjustment for pension and post-retirement benefits.

Reconciliation of Non-GAAP Earnings Per Share and Operating Income
(in $ millions, except per share amounts)

	Three Months Ended June 30, 2013			Six Months Ended June 30, 2013
	GAAP	GCI Impact	Non-GAAP	GAAP	GCI Impact	Non-GAAP
Operating Income	$98.7	$12.2	$110.9	$158.9	$20.7	$179.6
Other Income / (Expense)	0.5	-	0.5	1.5	-	1.5
Provision for Income Taxes	(29.5)	(4.1)	(33.6)	(45.8)	(7.0)	(52.8)
Net Income	69.7	8.1	77.8	114.6	13.7	128.3
Net Loss (Income) Attributable to Non-Controlling Interest	3.2	-	3.2	5.5	-	5.5
Net Income Attributable to The Babcock & Wilcox Company	$72.9	$8.1	$81.0	$120.0	$13.7	$133.7

Diluted Earnings per Common Share	$0.65	$0.07	$0.72	$1.06	$0.12	$1.18
Effective Tax Rate	29.8%	34.0%	30.2%	28.6%	34.0%	29.2%

	Three Months Ended June 30, 2012			Six Months Ended June 30, 2012
	GAAP	GCI Impact	Non-GAAP	GAAP	GCI Impact	Non-GAAP
Operating Income	$110.1	$-	$ 110.1	$196.5	$-	$196.5
Other Income / (Expense)	3.7	-	3.7	2.3	-	2.3
Provision for Income Taxes	(39.5)	-	(39.5)	(67.4)	-	(67.4)
Net Income	74.3	-	74.3	131.4	-	131.4
Net Loss (Income) Attributable to Non-Controlling Interest	2.9	-	2.9	5.8	-	5.8
Net Income Attributable to The Babcock & Wilcox Company	$77.2	$-	$ 77.2	$137.2	$-	$137.2

Diluted Earnings per Common Share	$0.65	$-	$ 0.65	$1.15	$-	$1.15
Effective Tax Rate	34.7%		34.7%	33.9%		33.9%

B&W is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the financial information provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. B&W believes the non-GAAP measures provide meaningful insight in the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding B&W’s ongoing operations.

Conference Call to Discuss Second Quarter 2013 Results

Date: Thursday, August 8, 2013, at 8:30 a.m. ET

Live Webcast: Investor Relations section of website at www.babcock.com

Forward-Looking Statements

The Company cautions that this release contains forward-looking statements, including, without limitation, statements relating to our quarterly dividend; expected revenues and adjusted earnings per share for full-year 2013; our expectations with respect to the savings and benefits associated with our Global Competitiveness Initiative; and claims for project losses, to the extent such claims may be viewed as an indicator of future earnings. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in our liquidity position or the industries in which we operate, our inability to execute on contracts in backlog, delays or other difficulties implementing our Global Competitiveness Initiative and our inability to obtain recovery on our project claims. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012 and subsequent quarterly reports on Form 10-Q. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 12,000 people, in addition to approximately 10,400 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

TABLES TO FOLLOW

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30,	December 31,
	2013	2012
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$242,205	$383,547
Restricted cash and cash equivalents	48,281	60,961
Investments	69,118	88,769
Accounts receivable – trade, net	407,323	364,960
Accounts receivable – other	61,772	61,682
Contracts in progress	344,938	316,518
Inventories	111,583	124,218
Deferred income taxes	81,826	78,573
Other current assets	50,056	41,858

Total Current Assets	1,417,102	1,521,086

Property, Plant and Equipment	1,114,500	1,099,040
Less accumulated depreciation	670,923	652,019

Net Property, Plant and Equipment	443,577	447,021

Investments	4,196	4,090

Goodwill	280,239	280,780

Deferred Income Taxes	209,803	227,215

Investments in Unconsolidated Affiliates	201,121	186,354

Intangible Assets	85,441	87,686

Other Assets	83,830	86,123

TOTAL	$2,725,309	$2,840,355

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY

	June 30,	December 31,
	2013	2012
	(Unaudited)
	(In thousands, except share and per share amounts)

Current Liabilities:
Notes payable and current maturities of long-term debt	$4,764	$4,062
Accounts payable	265,391	264,798
Accrued employee benefits	172,809	186,495
Accrued liabilities – other	77,196	57,991
Advance billings on contracts	419,013	472,287
Accrued warranty expense	74,487	83,682
Income taxes payable	963	9,973

Total Current Liabilities	1,014,623	1,079,288

Long-Term Debt	319	430

Accumulated Postretirement Benefit Obligation	67,491	71,208

Environmental Liabilities	47,536	46,497

Pension Liability	548,631	579,165

Other Liabilities	59,358	60,851

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares;
issued 120,160,512 and 119,608,026 shares at June 30, 2013 and
December 31, 2012, respectively	1,202	1,196
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares;
No shares issued	-	-
Capital in excess of par value	730,733	713,257
Retained earnings	450,960	349,063
Treasury stock at cost, 9,075,764 and 4,372,143 shares at June 30, 2013
and December 31, 2012, respectively	(237,582)	(109,809)
Accumulated other comprehensive income	23,985	32,728
Stockholders’ Equity – The Babcock & Wilcox Company	969,298	986,435
Noncontrolling interest	18,053	16,481
Total Stockholders’Equity	987,351	1,002,916

TOTAL	$2,725,309	$2,840,355

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$886,136	$852,585	$1,691,559	$1,618,477

Costs and Expenses:
Cost of operations	686,043	619,547	1,305,740	1,183,435
Research and development costs	837	34,150	29,183	63,186
(Gains) Losses on asset disposals and impairments – net	156	(622)	87	(882)
Selling, general and administrative expenses	106,937	106,121	210,537	210,286
Special charges for restructuring activities	12,232	-	20,655	-
Total Costs and Expenses	806,205	759,196	1,566,202	1,456,025

Equity in Income of Investees	18,775	16,687	33,562	34,044

Operating Income	98,706	110,076	158,919	196,496

Other Income (Expense):
Interest income	323	504	655	737
Interest expense	(789)	(1,152)	(1,607)	(1,775)
Other – net	1,005	4,365	2,411	3,299
Total Other Income	539	3,717	1,459	2,261

Income before Provision for Income Taxes	99,245	113,793	160,378	198,757

Provision for Income Taxes	29,544	39,457	45,801	67,352

Net Income	69,701	74,336	114,577	131,405

Net Loss Attributable to Noncontrolling Interest	3,169	2,894	5,467	5,776

Net Income Attributable to The Babcock & Wilcox Company	$72,870	$77,230	$120,044	$137,181

Earnings per Common Share:
Basic:
Net Income Attributable to The Babcock & Wilcox Company	$0.65	$0.65	$1.06	$1.16
Diluted:
Net Income Attributable to The Babcock & Wilcox Company	$0.65	$0.65	$1.06	$1.15

Shares used in the computation of earnings per share:
Basic	111,898,819	118,648,459	112,998,066	118,451,903
Diluted	112,662,563	119,257,911	113,699,859	119,058,527

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2013	2012
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$114,577	$131,405
Non-cash items included in net income:
Depreciation and amortization	33,856	35,530
Income of investees, net of dividends	(18,824)	(17,757)
(Gains) Losses on asset disposals and impairments – net	87	(882)
In-kind research and development costs	7,369	8,740
Amortization of pension and postretirement costs	1,511	1,557
Stock-based compensation expense	9,076	9,048
Excess tax benefits from stock-based compensation	(3)	(1,436)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(37,429)	(42,582)
Contracts in progress and advance billings on contracts	(81,571)	(45,882)
Accounts payable	5,972	18,360
Inventories	11,608	(10,031)
Current and deferred income taxes	4,067	58,620
Accrued and other current liabilities	9,541	(11,404)
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	(44,056)	(189,882)
Other, net	(4,005)	(18,086)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	11,776	(74,682)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash and cash equivalents	12,680	4,428
Purchases of property, plant and equipment	(33,433)	(41,548)
Proceeds from sale of unconsolidated affiliate	-	2,091
Purchase of intangible assets	(2,200)	-
Purchases of available-for-sale securities	(72,156)	(155,979)
Sales and maturities of available-for-sale securities	91,749	68,532
Investment in equity and cost method investees	(2,913)	(6,572)
Proceeds from asset disposals	454	132
NET CASH USED IN INVESTING ACTIVITIES	(5,819)	(128,916)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	(104)	(101)
Increase in short-term borrowing	651	-
Payment of debt issuance costs	-	(4,747)
Repurchase of common shares	(125,829)	-
Dividends paid to common shareholders	(18,142)	-
Excess tax benefits from stock-based compensation	3	1,436
Exercise of stock options	1,888	1,424
Other	(326)	(284)
NET CASH USED IN FINANCING ACTIVITIES	(141,859)	(2,272)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(5,440)	(2,569)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(141,342)	(208,439)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	383,547	415,209
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$242,205	$206,770
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest (net of amount capitalized)	$1,597	$2,153
Income taxes (net of refunds)	$38,851	$17,440
SCHEDULE OF NONCASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$3,445	$4,760

THE BABCOCK & WILCOX COMPANY
BUSINESS SEGMENT INFORMATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands)
REVENUES:
Power Generation	$471,191	$497,037	$932,654	$911,310
Nuclear Operations	330,986	265,398	592,125	515,576
Technical Services	27,432	28,269	52,661	53,242
Nuclear Energy	63,185	67,353	126,701	153,910
mPower	333	39	637	68
Adjustments and Eliminations	(6,991)	(5,511)	(13,219)	(15,629)

TOTAL	$886,136	$852,585	$1,691,559	$1,618,477

SEGMENT INCOME:
Power Generation	$30,535	$58,105	$63,865	$97,610
Nuclear Operations	65,737	55,366	120,461	110,193
Technical Services	15,235	18,875	29,414	33,957
Nuclear Energy	7,922	20,276	10,180	32,011
mPower	(1,104)	(32,686)	(28,051)	(60,612)
SUBTOTAL	118,325	119,936	195,869	213,159
Corporate	(7,387)	(9,860)	(16,295)	(16,663)
Special Charges for Restructuring Activities	(12,232)	0	(20,655)	0
TOTAL	$98,706	$110,076	$158,919	$196,496

EQUITY IN INCOME (LOSS) OF INVESTEES:
Power Generation	$5,202	$3,054	$7,309	$6,876
Nuclear Operations	0	0	0	0
Technical Services	13,699	13,633	26,532	27,168
Nuclear Energy	(126)	0	(279)	0
mPower	0	0	0	0

TOTAL	$18,775	$16,687	$33,562	$34,044

PENSION EXPENSE:
Power Generation	$775	$4,933	$1,490	$9,756
Nuclear Operations	1,133	3,671	2,266	7,340
Technical Services	72	234	144	468
Nuclear Energy	1,076	488	2,139	1,077
mPower	0	0	0	0
Corporate	505	707	1,010	1,416

TOTAL	$3,561	$10,033	$7,049	$20,057

DEPRECIATION AND AMORTIZATION:
Power Generation	$4,945	$4,903	$10,799	$9,491
Nuclear Operations	6,724	8,414	13,413	16,903
Technical Services	48	54	96	128
Nuclear Energy	1,617	1,463	3,184	3,008
mPower	121	0	243	0
Corporate	3,043	2,981	6,121	6,000

TOTAL	$16,498	$17,815	$33,856	$35,530

RESEARCH AND DEVELOPMENT, NET:
Power Generation	$5,872	$5,810	$11,543	$10,649
Nuclear Operations	13	0	13	119
Technical Services	13	110	39	325
Nuclear Energy	1,029	858	2,200	1,678
mPower	(6,090)	27,372	15,388	50,415

TOTAL	$837	$34,150	$29,183	$63,186

CAPITAL EXPENDITURES:
Power Generation	$6,091	$4,516	$11,850	$10,247
Nuclear Operations	5,696	10,582	13,412	23,356
Technical Services	0	0	0	0
Nuclear Energy	1,556	1,068	2,978	1,933
mPower	478	667	1,414	667
Corporate	813	3,274	3,779	5,345

TOTAL	$14,634	$20,107	$33,433	$41,548

BACKLOG:
Power Generation	$2,320,515	$2,528,575	$2,320,515	$2,528,575
Nuclear Operations	2,831,270	2,859,748	2,831,270	2,859,748
Technical Services	8,856	14,070	8,856	14,070
Nuclear Energy	202,723	309,158	202,723	309,158
mPower	2,564	1,102	2,564	1,102

TOTAL	$5,365,928	$5,712,653	$5,365,928	$5,712,653

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Jenny L. Apker, 704-625-4944
Vice President, Treasurer and Investor Relations
investors@babcock.com
or
Media Contact:
Aimee Mills, 980-365-4583
Media Relations Lead
aemills@babcock.com